POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Adam Spilka and Rachel Cohn as the undersigned’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Artio Global Investors Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file any such form with the United States Securities and Exchange Commission, the New York Stock Exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned, unless otherwise specified herein. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this power of attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated below his or her name.

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Signed and Acknowledged:
/s/ Robert Jackson	____________March 4___________, 2011
Name: Robert Jackson

STATE OF	) ) ss.: )

COUNTY OF

On the ___4th__ day of ______March____ in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared __Robert Jackson__________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Caroline Delaney
Notary Public

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, each of the undersigned agents does hereby accept his or her appointment as attorney-in-fact as of the date indicated below his or her name.

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Signed and Acknowledged:
/s/ Adam Spilka	____________March 9___________, 2011
Adam Spilka, Agent and Attorney

STATE OF NEW YORK	) )s s.: )

COUNTY OF NEW YORK

On the ____9th_ day of ______March____ in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Adam Spilka, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Caroline Delaney
Notary Public

Signed and Acknowledged:
/s/ Rachel Cohn	________March 9_______________, 2011
Rachel Cohn, Agent and Attorney

STATE OF NEW YORK	) )s s.: )

COUNTY OF NEW YORK

On the __9th___ day of _____March_____ in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Rachel Cohn, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Caroline Delaney
Notary Public